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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


         This Agreement is made and entered into this 30th day of November, 1998, by and among APPALACHIAN BANCSHARES, INC., a Georgia corporation (hereinafter called the "Company"), and the undersigned shareholders of the Company (hereinafter called the "Shareholders"), for themselves and their successors and assigns.

         WHEREAS, concurrently with the execution of this Agreement, the Company has issued to Shareholders an aggregate of 50,000 shares of the Common Stock of the Company in connection with those certain subscription agreements, each dated as of November 30, 1998, between the Company and each of the Shareholders (hereinafter called the "Issued Shares"); and

         WHEREAS, said Issued Shares have been issued to Shareholders without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Company and Shareholders desire to provide hereunder for compliance therewith and for the registration of certain of the Issued Shares; and

         WHEREAS, the Board of Directors of the Company has approved this Registration Rights Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         .   Certain Other Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Registrable Securities" shall mean the Issued Shares, or any portion thereof, which have not been sold pursuant to a registration statement under the Securities Act or pursuant to the Commission's Rule 144 (or pursuant to any other exemption from registration which has effected a removal of restrictions on the transfer of the Issues Shares).

         "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers and responsibility for administering the Securities Act.

         "Common Stock" shall mean common stock of the Company, $5.00 par value.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor statute) and the rules and regulations thereunder, all as the same shall be in effect at the time.

         "Initiating Holders" shall mean any holder or holders who, in the aggregate, own a majority of the Registrable Securities.


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         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and this Agreement, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company (including any fees incurred by Company counsel for advice rendered to Shareholders), blue sky fees and expenses, fees of the National Association of Securities Dealers, Inc. and accountants' expenses, including without limitation, any special audits or "comfort" letters incident to, or required by, any such registration, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions.

         .   Restrictions on Transfer. Each of the Shareholders represents to the Company that it is acquiring the Issued Shares for its own investment account and without a view to the subsequent public distribution of the Issued Shares, otherwise than pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Each certificate for Issued Shares, issued to Shareholders and to any subsequent holder, which have not been sold pursuant to an effective registration statement under the Securities Act or pursuant to the Commission's Rule 144, or as to which the restrictions on transfer have not been, otherwise, removed, as hereinafter provided, shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and may not be transferred in the absence of an effective registration statement as to such shares or an exemption from the registration requirements thereof. Prior to any proposed transfer of any Issued Shares containing such restrictive legends, except pursuant to an effective registration statement under the Securities Act, the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel, experienced in securities laws matters and reasonably acceptable to the Company and its counsel, to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such Issued Shares shall be entitled to transfer such securities in accordance with the terms of its notice and such opinion. Restrictions imposed under this Section 2 upon the transferability of the Issued Shares shall cease when

         ()       a registration statement covering such Issued Shares becomes effective under the Securities Act, or

         ()       the Company receives from the holder thereof an opinion of counsel experienced in securities laws matters, which counsel shall be reasonably acceptable to the Company, that such restrictions are no longer required in order to insure compliance with the Securities Act.


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When such restrictions terminate, the Company shall, or shall instruct its
Transfer Agent to, issue new securities in the name of the holder not bearing the restrictive legends required by this Section 2.

       .     Registration under Securities Act.

         .        Registration on Request.

         ()       Request. Upon the written request of Initiating Holders,
requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method or methods of disposition thereof, the Company will promptly, but in any event within ten business days, give written notice of such requested registration to all holders of Registrable Securities and, thereupon, will use its best efforts to effect the registration under the Securities Act of:

                  () the Registrable Securities which the Company has been so requested to register by such Initiating Holders, for disposition in accordance with the intended method or methods of disposition stated in such request,

                  () all other Registrable Securities which the Company has been requested to register by the holders thereof by written request delivered to the Company within ten business days after the giving of such written notice by the Company (which request shall specify the intended method or methods of disposition of such Registrable Securities), and

                  () all shares of Common Stock which the Company may elect to register for its own account in connection with the offering of Registrable Securities pursuant to this Section 3.1 and Section 3.4, all to the extent requisite to permit the disposition of the Registrable Securities in accordance with the intended methods thereof, as specified by the holders of a majority of the Registrable Securities so to be registered; provided that:

             (1) no registration shall be required to be effected pursuant to this Section 3.1 from the date hereof through the first anniversary of the date of this Agreement, and

             (2) the Company shall not be required to effect more than one registration pursuant to this Section 3.1 subsequent to the first anniversary of the date of this Agreement, and

             (3) the Company shall not be required to file any registration statement to effect registration pursuant to this Section 3.1, unless the Initiating Holders make a request prior to the second anniversary of the date of this Agreement, and

             (4) the Company shall not be required to file any registration statement to effect registration pursuant to this Section 3.1, if the Initiating Holders can, at the time of the request or


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within one hundred twenty-five (125) days thereafter, sell the Registrable
Securities pursuant to the Commission's Rule 144 or another exemption from registration.

         If, at the date of receipt of a registration request by Initiating Holders, the Company has previously filed a registration statement pursuant to the Securities Act or given notice of its intention to file a registration statement pursuant to Section 3.2 hereof (other than on Form S-8 or S-4 or any similar form for the registration of securities pursuant to an employee benefit plan or business combination or reorganization), the Company may defer the filing of any such requested registration statement to a date not later than (i) one hundred twenty (120) days after the effective date of such prior registration statement, or (ii) ninety days after the filing of such prior registration statement, if such registration statement is not declared effective within such time period, or (iii) sixty days after giving of the notice pursuant to Section 3.2 if a registration statement is not filed by the Company within that time period. In any such event, the Initiating Holders will be entitled to withdraw such request and, if such request is withdrawn, such request shall not count as a requested registration under this Section 3.1.

         ()       Registration Statement Form. Each registration requested
pursuant to this Section 3.1 shall be effected by the filing of a registration statement on any form which the Company is eligible to use, such form to be selected by the Company, after consultation with counsel and after notice of the selection of such form is delivered to the holders of all Registrable Securities electing to participate in such registration; provided, however, that if the holders of a majority of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1 shall so request, the Company shall file such registration statement pursuant to the Commission's Rule 415, or any successor rule or regulation thereto, so as to permit the continuous or delayed offering of the Registrable Securities in accordance with the intended method of disposition specified in the Initiating Holders' notice pursuant to subsection
(a) of this Section 3.1, but in no event shall the Company be required to maintain the effectiveness of such registration beyond the period specified in
Section 3.3(c).

         ()       Expenses. Except as otherwise prohibited by applicable law, the Company will pay all Registration Expenses in connection with the registration of Registrable Securities requested pursuant to this Section 3.1.

         ()       Effective Registration Statement. A registration requested pursuant to this Section 3.1 shall not be deemed to be effected unless it has been declared effective by the Commission or otherwise becomes effective, provided that (i) a registration which does not become effective after the Company has substantially prepared and has filed or is in a position to file a registration statement with respect thereto solely by reason of the refusal to proceed of the holders of a majority of the Registrable Securities so to be registered (other than any refusal to proceed based upon the advice of their counsel that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing) shall be deemed to have been effected by the Company pursuant to this Section 3.1, (ii) if, after a registration has become effective and before the closing of all sales of Issued Shares pursuant thereto, such registration is interfered with by a stop


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order, injunction or other order or requirement of the Commission or federal, state or other governmental agency or court for any reason, such registration shall not be deemed effective by the Company pursuant to this Section 3.1 with respect to the Issued Shares remaining unsold and covered by such registration statement.

         ()       Priority of Shares. With respect to a registration requested by the Initiating Holders pursuant to this Section 3.1, if such Initiating Holders shall determine that the number of shares of Registrable Securities and any other securities to be sold in any such offering should be limited due to market conditions or otherwise, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering (i) first, Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities, on the basis of the number of shares of such securities requested to be included by such holders, and after all Registrable Securities requested to be registered have been included, (ii) other securities of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such securities.

         .        Incidental Registration.

         ()       Right to Include Registrable Securities. If, at any time prior to the date which marks the second anniversary of the date of this Agreement, the Company proposes to register any of its equity securities under the Securities Act (other than on Form S-8 or S-4, or any similar form for the registration of securities pursuant to an employee benefit plan or business combination or reorganization, and as otherwise provided herein), whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, each such time, give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and, upon the written request of any such holder delivered to the Company within ten business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities (hereinafter "Requesting Holder"), to the extent requisite to permit the disposition of the Registrable Securities in accordance with the intended methods thereof as specified by the holders of a majority of the Registrable Securities so to be registered, provided that:

                () if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in subdivision (b) of this


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         Section 3.2), without prejudice, however, to the rights of any
         Initiating Holders of Registrable Securities to request that such registration be effected as a registration under Section 3.1;

                () if (A) the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (B) the Company proposes that the securities to be registered in such underwritten offering will not include all of the Registrable Securities requested to be so included, and (C) the managing underwriter of such underwritten offering shall advise the Company and the Requesting Holders in writing that, in its judgment, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will adversely affect the distribution of such securities by such underwriters, then the Company may require, by written notice to each such holder, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution (in case of an exclusion of a portion of such Registrable Securities, such portion to be allocated among such holders in proportion to the respective numbers of shares of Registrable Securities owned by such holders) provided that, the number of shares of Registrable Securities included shall be reduced pro rata with any securities being offered for the account of any Person other than the Company (other than pursuant to the "demand" registration rights of such person);

                () the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, stock option plans or other employee benefit plans, or incidental to the registration of any non-equity securities not convertible into equity securities;

                () the Company shall not be required to file any registration statement to effect registration pursuant to this Section 3.2 if the Initiating Holders can at the time of the request or within one hundred twenty-five (125) days thereafter sell the Registrable Securities pursuant to the Commission's Rule 144 or another exemption from registration; and

                () the Company may, but shall not be obligated to, effect any registrations pursuant to this Section 3.2.

No registrations of Registrable Securities effected under this Section 3.2 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 3.1.

             ()     Expenses. Except as otherwise prohibited by applicable law, the Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2.


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         .        Registration Procedures. If, and whenever, the Company is
required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, as provided in Sections 3.1 and 3.2, the Company will promptly:

                  ()       cooperate with any underwriters for, and the holders
         of, such Registrable Securities, and will enter into a usual and customary underwriting agreement with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Securities in the manner contemplated by the related registration statement, and the Company will provide to the holders of such Registrable Securities, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any holder of Registrable Securities or underwriter, reasonable access to appropriate Company officers and employees to answer questions and to supply financial and other information reasonably requested by any such holders of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration statement;

                  ()       prepare and file (within sixty days of the last date
         on which the holders of Registrable Securities may notify the Company of their request to include their Registrable Securities in such registration in accordance herewith) with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided that, in the case of a registration of any Registrable Securities pursuant to Section 3.2, such preparation and filing may be delayed in the reasonable judgment of the Company, without prejudice, however, to the rights of the Initiating Holders of Registrable Securities to request that such registration be effected as a registration under Section 3.1;

                  ()       prepare and file with the Commission such amendments
         and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement, until the earlier of such time as all of such Registrable Securities and such other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of ninety days after such registration statement becomes effective; and will furnish, upon request, to each such seller and each Requesting Holder prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller or holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  ()       furnish to each seller of such Registrable Securities
         and the underwriters (if any) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                  ()       promptly, upon written request, deliver to each
         seller of Registrable Securities and the underwriters (if any), copies of all correspondence between the Commission and (i) the Company, (ii) its counsel, or (iii) its auditors, with respect to the registration statement;

                  ()       use its best efforts to register or qualify all
         Registrable Securities and other securities covered by such registration statement under such other securities, or "blue sky," laws of the states of the United States as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Subsection (f) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  ()       immediately notify each seller of Registrable
         Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each holder of Registrable Securities registered pursuant to such registration statement agrees that he will not sell any Registrable Securities pursuant to such registration statement during the time that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

                  ()       if such offering is underwritten, furnish to each
         seller of Registrable Securities participating in the offering and to the underwriters (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement) and (ii) a "cold comfort" letter dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registrations (and the prospectus included therein) and in the case of such accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities;

                  ()       in the event of the issuance of any stop order
         suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its best efforts to obtain its withdrawal;

                  ()       otherwise use its best efforts to comply with all
         applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act;

                  ()       provide and cause to be maintained a transfer agent
         and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  ()       use its best efforts to list all Common Stock covered
         by such registration statement on each securities exchange or securities quotation system on which any of the Common Stock is then listed.

The Company may require each seller of Registrable Securities, as to which any registration is being effected, to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request or as shall be required by law or by the Commission in connection therewith.

                  .        Underwritten Offerings.

                  ()       Underwriting Agreement. If requested by the
underwriters for any underwritten offering of Registrable Securities on behalf of the Initiating Holders of Registrable Securities, pursuant to a registration requested under Section 3.1, the Company will enter into an underwriting agreement, reasonably acceptable to the Company, with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in
Section 3.6. The holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and may, at their option, require that any or all of the representations, warranties and covenants of the Company to, or for the benefit of, such underwriters shall also be made to and for the benefit of such holders. Such holders of Registrable Securities shall not be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters, other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law.

                  ()       Incidental Underwritten Offerings. If the Company, at
any time, proposes to register any of its securities under the Securities Act, as contemplated by Section 3.2, and such securities are to be distributed by or through one or more underwriters, the Company will use its best efforts, if requested by any holder or holders of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 3.2, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by or through such underwriters, provided that, for purposes of this sentence, best efforts shall not require the Company to reduce the amount or sale price of such securities proposed to be distributed by or through such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, and may, at such holders' option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to, and for the benefit of, such holders, and the Company will cooperate with such holders of Registrable Securities to the end that the conditions precedent to the obligations of the underwriters to purchase the securities of such holders of Registrable Securities under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise reasonably satisfactory to such holders. Such holders of Registrable Securities shall not be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters, other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of distribution and any other representation required by law.

                  ()       Allocation of Over-Allotment Option. Whenever the
Company shall effect an underwritten offering of Registrable Securities pursuant to a registration subject to Section 3.2 hereof, the securities to be sold pursuant to the underwriter's exercise of an over-allotment option (the "Over-Allotment Shares"), if any, shall be allocated as follows: (i) in any such registration in which the number of Registrable Securities requested to be registered has not been reduced based on the advice of the managing underwriter of such offering, then the sellers of Registrable Securities shall not be entitled to sell any Registrable Securities as part of the Over-Allotment Shares, and (ii) in any such registration in which the number of Registrable Securities requested to be registered has been reduced, pursuant to the provisions hereof based on the advice of the managing underwriter of such offering, then the sellers of Registrable Securities participating in such offering may sell that number of Over-Allotment Shares equal to the total number of Over-Allotment Shares multiplied by a fraction, the numerator of which is the number of total principal offering shares that constitute Registrable Securities and the denominator of which is the total number of principal offering shares, which shares shall be allocated on a pro rata basis among the sellers of Registrable Securities participating in such registration, based upon the number of Registrable Securities originally requested to be registered; provided, however, that the number of Registrable Securities that constitute Over-Allotment Shares shall not exceed the number of Registrable Securities requested to be registered, but which were not registered based on the advice of the managing underwriter.

                  ()       Selection of Underwriters. Whenever a registration
requested pursuant to Section 3.1 is for an underwritten offering, the holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter(s) to administer the offering, after consulting with the Company as to such selection and subject to the approval of the Company, which approval will not be unreasonably withheld. However, if the Company, at any time, proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the selection of the managing underwriter(s) shall be made by the Company and notice of the selection thereof delivered to the holders of all Registrable Securities eligible to participate in such registration.

                  ()       Holdback Agreements. (i) If any registration pursuant
to Section 3.1 or 3.2 shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) for such period as the officers and directors of the Company are required by the underwriter to cease sales or distributions.

                  (ii) The Company agrees not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to, and during the ninety day period beginning on, the date on which any underwritten registration pursuant to Section 3.1 or 3.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or Form S-4 or any successor thereto.

         .        Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities, on whose behalf such Registrable Securities are to be so registered, the opportunity to review such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and, in the event such offering of Registrable Securities is underwritten, will give each of them and the underwriters and their counsel such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements, as shall be reasonably necessary in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, sellers of Registrable

Securities to be covered by any such registration statement shall coordinate their investigation and due diligence efforts hereunder and, to the extent practicable, will act through a single set of counsel and a single set of accountants.

         .        Indemnification.

         ()       Indemnification by the Company. In the event of any
registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 3.1 or 3.2, the seller of any Registrable Securities covered by such registration statement, and if such seller is a corporation, its directors, trustees and officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls such seller or any such underwriter (within the meaning of the Securities Act) against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or any such director, trustee, officer, employee or agent, participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon
(x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(z) any violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act, or other federal or state securities law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration, and the Company will reimburse such seller, and each such director, trustee, officer, employee or agent, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or any such director, trustee, officer, employee or agent, participating person or controlling person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, trustee, officer, employee or agent, participating person or controlling person and shall survive the transfer of such securities by such seller.

         ()       Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement filed pursuant to
Section 3.1 or 3.2, each seller of Registrable Securities shall, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, employees and agents, and each other person, if any, who controls the

Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such alleged untrue statement or alleged omission was contained in written information furnished to the Company by such holder specifically for use therein, and shall reimburse the Company or such director, officer or other person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

         ()       Notice of Claims, etc. Promptly after receipt by an
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 3.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 3.6, except and to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate law firm as counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as the same shall be incurred. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         ()       Contribution. In order to provide for just and equitable
contribution to joint liability under the Securities Act in any case in which either (i) any seller of Registrable Securities exercising rights under this Agreement, or any controlling person of any such seller, makes a claim for indemnification pursuant to this Section 3.6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such seller or any such controlling person in circumstances for which indemnification is provided under this Section 3.6, then, and in each such case, the Company and such seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (A) in such proportion so that such seller is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative proceeds but also the relative fault of each of the contributing parties, on the one hand, and the party receiving contribution, on the other hand, in connection with statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable consideration; provided, however, that in any such case, (1) no such seller will be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered by such seller pursuant to such registration statement; and (2) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by such seller, and the relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by a party entitled to contribution in connection with investigating or defending such action or claim. Any party entitled to contribution will promptly, after receipt of notice of commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Subsection (d), to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any party may have at common law or otherwise.

         ()       Other Indemnification. Indemnification similar to that
specified in the preceding subsections of this Section 3.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities, with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority, other than the Securities Act.

         ()       Indemnification Payments. The indemnification required by this
Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         .        Rule 144. For so long as the Company shall have any class of its equity securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company shall take such action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission including, without limitation,

         ()       filing with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         ()       furnishing to any holder of Registrable Securities, upon
request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other information as may be reasonably required to permit sales of Registrable Securities under Rule 144.

         .        Amendments and Waivers. This Agreement may be amended and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of a majority of the Registrable Securities. Each holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 5.

         .        Notices. Notices and other communications under this Agreement shall be in writing and shall be deemed given when personally delivered, or, if by U.S. mail, three days after mailing, by Certified First Class Mail, postage prepaid, return receipt requested, addressed

                  ()       if to any holder of Issued Shares, at the address
         shown on the stock transfer books of the Company, unless such holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement, and

                  ()       if to the Company, at P.O. Box G, Ellijay, Georgia
         30540, to the attention of Kent Sanford, or to such other address or to the attention of such other officer, as the Company shall have furnished to each holder of Issued Shares at the time outstanding.

         .        Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement may not be assigned without the approval of a majority of the holders of the Registrable Securities. This Agreement embodies the entire agreement and understanding between the Company and the other parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Georgia. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered, as of the date first above written.


                                             "COMPANY"
                                             APPALACHIAN BANCSHARES, INC.


                                          By:    /s/ Tracy R. Newton
                                             -----------------------------------

                                          Title: President and CEO
                                                --------------------------------

                                                     [CORPORATE SEAL]

                                          Attest:

                                          By:    /s/ Kent Sanford
                                             -----------------------------------

                                          Title: Executive Vice President
                                                --------------------------------


                                             "SHAREHOLDER"
                                             Community Financial Services, Inc.



                                                 /s/ Ken Vassey, SVP      (L.S.)
                                                ---------------------------